                                                                    Exhibit 99.1

PRESS RELEASE
-------------

FOR IMMEDIATE RELEASE


IPC HOLDINGS ANNOUNCES RECEIPT OF NOTICE OF INTENT TO CANCEL UNDERWRITING AGENCY
--------------------------------------------------------------------------------
                       AGREEMENT EFFECTIVE NOVEMBER 2007
                       ---------------------------------


PEMBROKE, BERMUDA, December 9, 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that one of its subsidiaries, IPCRe Underwriting Services Limited ("IPCUSL"), had received notice of the intent of Allied World Assurance Company, Ltd ("AWAC") to cancel the underwriting agency agreement between the two companies effective November 30, 2007. Under the terms of the agreement, IPCUSL provides underwriting services on property catastrophe treaty reinsurance written by AWAC.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company's most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.


CONTACT:  Jim Bryce, President and Chief Executive Officer or
          John Weale, Senior Vice President and Chief Financial Officer

            Telephone:    441-298-5100



                                       4